Exhibit 32
Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of Altus Pharmaceuticals Inc., a Delaware corporation (the “Company”), do hereby certify, to such officers’ knowledge, that:
The Quarterly Report for the quarter ended March 31, 2007 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2007	/s/ Sheldon Berkle
Sheldon Berkle
President and Chief Executive Officer

Dated: May 10, 2007	/s/ Jonathan I. Lieber
Jonathan I. Lieber
Vice President, Chief Financial Officer and Treasurer